UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2021

INTELLIA THERAPEUTICS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37766	36-4785571
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Erie Street, Suite 130 Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 285-6200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.0001)	NTLA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Amendment of Material Definitive Agreement.

On June 14, 2021, Intellia Therapeutics, Inc. (“Intellia”) entered into Amendment #3 (the “Amendment”) to its License and Collaborative Research Agreement (the “Collaboration Agreement”), dated as of December 18, 2014, with Novartis Institutes for Biomedical Research, Inc. (“Novartis”).  The Amendment amends Novartis’ rights with respect to all the CAR-T Therapeutic Targets (as defined in the Collaboration Agreement) that Novartis selected under the Collaboration Agreement, including  (a) making Novartis’ license non-exclusive for such CAR-T Therapeutic Targets, (b) removing Novartis’ diligence and related reporting obligations for such CAR-T Therapeutic Targets, and (c) refining the scope of Novartis’ sublicense rights for such CAR-T Therapeutic Targets. Intellia agreed to pay to Novartis a one-time payment of $10.0 million within 30 days after the effective date of the Amendment.

The foregoing summary is qualified in its entirety by reference to the Amendment filed as an exhibit to this Form 8-K.  The Company has sought confidential treatment for certain portions of the Amendment.

Item 8.01 Other Events.

On June 16, 2021, Intellia executed a Leaseback Agreement (“Leaseback”) with Caribou Biosciences, Inc. (“Caribou”), which settles the ongoing arbitration in which Intellia claimed that Caribou breached its contractual and legal obligations under the parties’ License Agreement dated July 16, 2014 (the “License Agreement”), by using and seeking to license to third parties two patent families relating to specific structural or chemical modifications of gRNAs in Intellia’s exclusive human therapeutic field. The arbitration panel issued an interim award concluding that both technologies were exclusively licensed to Intellia by Caribou pursuant to the License Agreement.  However, the panel found that, with respect to a product candidate known as CB-010, which is a CAR-T therapy targeting CD19, Caribou was entitled to an equitable leaseback with respect to the clinically modified gRNAs, subject to terms and payments to Intellia to be agreed upon by the parties. Under the Leaseback negotiated by the parties, in exchange for an upfront payment, potential future regulatory and sales milestones, and single-digit royalties payable by Caribou, Intellia has agreed to leaseback or sublicense certain CRISPR/Cas9 intellectual property (“IP”), including Intellia’s chemical gRNA modification technology and foundational CRISPR/Cas9 IP, to Caribou so that it can develop and commercialize its CB-010 product candidate.  Caribou also will be responsible for any payments required in respect of Intellia’s in-licensed IP.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index

Exhibit No.	Description

10.1	Amendment #3 to License and Collaborative Research Agreement, dated as of June 14, 2021, by and between Novartis and Intellia
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Intellia Therapeutics, Inc.

Date: June 17, 2021	By:	/s/ John M. Leonard
Name: John M. Leonard
Title: Chief Executive Officer and President